UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2005

THE MOSAIC COMPANY

Mosaic Investment Plan (formerly known as the IMC Global Inc. Profit Sharing and Savings Plan)

Mosaic Union Savings Plan (formerly known as the IMC Global Inc. Representative Retirement Savings Plan)

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12800 Whitewater Drive Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 984-0316

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountants.

On March 11, 2005, the Audit Committee of the Board of Directors of The Mosaic Company (the “Company”) approved the engagement of KPMG LLP as independent auditors of the Mosaic Investment Plan and the Mosaic Union Savings Plan (the “Plans”) for the fiscal year ended December 31, 2004, thereby effectively dismissing the firm of Ernst & Young LLP as auditors of the Plans effective March 11, 2005. The decision to engage KPMG LLP was approved by the Audit Committee of the Board of Directors of The Mosaic Company.

The reports of Ernst & Young LLP on the Plans’ financial statements for the years ended December 31, 2002 and 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Plans’ financial statements for the years ended December 31, 2002 and 2003, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in its report.

The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2005

Mosaic Investment Plan

By:	/s/ James O. Siemers
James O. Siemers
Plan Administrator

Mosaic Union Savings Plan

By:	/s/ James O. Siemers
James O. Siemers
Plan Administrator